                                 EXHIBIT (23.4)

            CONSENT OF ROBB, DIXON, FRANCIS, DAVIS, ONESON & COMPANY

                                  ROBB, DIXON
                  FRANCIS, DAVIS, ONESON & COMPANY [LETTERHEAD]

                          CERTIFIED PUBLIC ACCOUNTANTS
              1205 WEAVER DRIVE GRANVILLE, OHIO 43023 614-321-1000





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation in this Registration Statement on Form S-4 of Citizens Bancshares, Inc. of our report dated January 19, 1996 on the 1995, 1994 and 1993 financial statements of The Navarre Deposit Bank Company and to the reference made to us under the heading "Experts" in the Prospectus.





                              /s/ Robb, Dixon, Francis, Davis,
                                  Oneson & Company
                                  ----------------------------
                                  Robb, Dixon,
                                  Francis, Davis, Oneson
                                  & Company




Date:   July 31, 1996